Exhibit 99.1 News August 30, 2018 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Stephanie Higgins 918-591-5026 ONEOK to Present at Barclays CEO Energy Conference TULSA, Okla. – Aug. 30, 2018 – ONEOK, Inc. (NYSE: OKE) will participate in the Barclays CEO Energy Conference Sept. 4-5, 2018, in New York City. Terry K. Spencer, ONEOK president and chief executive officer, will present at the conference at 9:05 a.m. Eastern Daylight Time (8:05 a.m. Central Daylight Time) on Wednesday, Sept. 5. Spencer, along with Walter S. Hulse III, ONEOK chief financial officer and executive vice president, strategic planning and corporate affairs, and Kevin L. Burdick, ONEOK executive vice president and chief operating officer, will conduct a series of one-on-one meetings with investment-community representatives at the conference. The conference will be webcast and accessible on ONEOK’s website, www.oneok.com. A replay of the webcast will be archived for 30 days. The materials used at the conference will be accessible on ONEOK’s website, www.oneok.com, beginning at 8 a.m. Eastern Daylight Time (7 a.m. Central Daylight Time) on Tuesday, Sept. 4. --------------------------------------------------------------------------------------------------------------------- ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets. ONEOK is a FORTUNE 500 company and is included in the S&P 500 index. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Facebook or Twitter. ###